UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
_________________________________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 10, 2016
________________________________
AVIAT NETWORKS, INC.
(Exact name of registrant as specified in its charter)
_______________________________

Delaware	001-33278	20-5961564

(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

Address of principal executive offices:	5200 Great America Parkway, Santa Clara, CA 95054
Registrant’s telephone number, including area code:	(408) 567- 7000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03    Amendments to the Articles of Incorporation or Bylaws; Reverse Stock Split.

(i)	Effective June 10, 2016, Aviat Networks, Inc. (the “Company”) effected a 12-for-1 reverse split of its common stock.

(ii)
Pursuant to Section 242 of the DGCL, such action had the effect of amending the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to reflect the reverse split of its common stock. Specifically, Article IV(a) of the Company’s Certificate of Incorporation was amended to read in its entirety as follows: “(a) Capitalization. The total number of shares of all classes that this Corporation is authorized to issue is 350,000,000 shares, of which (i) 50,000,000 shares shall be designated as preferred stock, par value $0.01 per share (the “Preferred Stock”), and (ii) 300,000,000 shares shall be designated as common stock, par value $0.01 per share (the “Common Stock”). Upon the filing and effectiveness (the “Effective Time”) pursuant to the DGCL of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation, each 12 shares of Common Stock either issued and outstanding or held by the Corporation in treasury stock immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one share of Common Stock (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of Common Stock shall be entitled to receive cash (without interest or deduction) in lieu of such fractional share interests, in an amount equal to the product obtained by multiplying (a) the fraction of one share owned by the stockholder by (b) the closing price per share of the Common Stock as reported on The Nasdaq Stock Market as of the date of the Effective Time. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (an “Old Certificate”) shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.” There were no other changes to the Company’s Certificate of Incorporation.

(iii)	This reverse stock split did require stockholder approval and outstanding stock certificates of the Company are affected by the reverse stock split and need to be exchanged.

(iv)	The Company’s common stock trades on the NASDAQ Global Market will continue to trade under the symbol “AVNW”. The CUSIP number has been changed to 05366Y201.

Item 5.07    Submission of Matters to a Vote of Security Holders.
VOTING RESULTS OF SPECIAL MEETING OF STOCKHOLDERS
A Special Meeting of Stockholders of the Company was held on June 10, 2016. For more information about the proposal set forth below, please see the Company's definitive Proxy Statement filed with the SEC on April 29, 2016. A total of 56,838,379 (or approximately 90.04%) of the Company's shares issued, outstanding and entitled to vote at the Special Meeting of Stockholders were represented in person or by proxy at the meeting. Set forth below are the final voting results for the proposal voted on at the Special Meeting of Stockholders.
Proposal - Approval of an amendment to Aviat’s Amended and Restated Certificate of Incorporation to effect, at the discretion of the Board of Directors, a reverse stock split of all of the outstanding shares of common stock, whereby each 12 shares would be combined, converted and changed into 1 share of common stock:

•	For: 51,946,096

•	Against: 4,506,264

•	Abstain: 386,019
The proposal was approved by the Company's stockholders, as recommended by the Company's Board of Directors.

Item 8.01    Other Events.
On June 13, 2016, the Company announced in a press release that a 12 for 1 reverse stock split has been effected. A copy of the Company’s press release containing this announcement is attached as Exhibit 99.1 to this Report on Form 8-K and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.
The following are filed as Exhibits to this Report:

3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation as filed on June 10, 2016 with the State of Delaware.

10.3	Aviat Networks, Inc. 2007 Stock Equity Plan (as Amended and Restated Effective November 13, 2015).

99.1	Press Release, dated June 13, 2016, entitled “Aviat Networks effects 12 for 1 Reverse Stock Split.”

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIAT NETWORKS, INC.
Date: June 13, 2016	By:	/s/ Meena Elliott
		Name:	Meena Elliott
		Title:	Senior Vice President, Chief Legal and Administrative Officer, Corporate Secretary